                             STOCKHOLDERS AGREEMENT


     THIS STOCKHOLDERS AGREEMENT (the "AGREEMENT") is entered into and effective as of February 14, 1997 by and among Heftel Broadcasting Corporation, a Delaware corporation (the "COMPANY"), and each of the stockholders listed on the signature pages hereto, and each other holder of record of Common Stock (as defined below), who may hereafter execute a separate agreement to be bound by the terms hereof. The stockholders listed on the signature pages hereto, other than Prime II Management, L.P., PrimeComm, L.P. and Alta Subordinated Debt Partners III, L.P. (each of which are parties to this Agreement for the limited purposes of agreeing to the restrictions on transfer set forth in Section 2.2), and each other Person (as defined below) that may become a party hereto as contemplated hereby, being hereinafter referred to individually as a "STOCKHOLDER" and collectively as the "STOCKHOLDERS."

                                    RECITALS:

     A. Clear Channel Communications, Inc., a Texas corporation ("CCC"), and Tichenor Media System, Inc., a Texas corporation ("TMS"), have entered into that certain Agreement and Plan of Merger (the "MERGER AGREEMENT") dated as of July 9, 1996, as amended, which has been assigned to the Company and pursuant to which a subsidiary of the Company merged with and into TMS (the "MERGER").

     B. In the Merger all of the outstanding capital stock of TMS, other than the Senior Preferred (as defined in the Merger Agreement) and other than capital stock of TMS held by CCC, was converted into shares of Class A Common Stock, par value $.001 per share (the "CLASS A COMMON STOCK"), of the Company.

     C. In the Merger all of the shares of capital stock of TMS and all of the shares of Class A Common Stock held by CCC and Clear Channel Radio, Inc., a Nevada corporation ("CCR") were converted into shares of Class B Common Stock, par value $.001 (the "CLASS B COMMON STOCK") of the Company.

     D. The Company and the Stockholders desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Common Stock of the Company which may be now owned or hereafter acquired by the Stockholders, and to provide for certain rights and obligations in respect thereof and certain other matters as hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                               GENERAL PROVISIONS;
                         REPRESENTATIONS AND WARRANTIES

     1.1 CERTAIN TERMS. In addition to the terms defined elsewhere herein, when used herein the following terms shall have the meanings indicated:

          "ACCREDITED INVESTOR" shall have the meaning set forth for such term in Regulation D.

          An "AFFILIATE" means, with respect to any Person, any other Person controlling, controlled by or under common control with the first Person. For purposes of this definition and this Agreement, the term "control" (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

          With respect to any stock,"BENEFICIAL" ownership or "BENEFICIALLY" owned shall have the same meaning as in Rule 13d-3 under the Exchange Act, or any successor provision.

          "BOARD" means the board of directors of the Company.

          "CLEAR CHANNEL REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement of even date herewith by and among the Company and the Clear Channel Stockholders, as amended from time to time.

          "CLEAR CHANNEL STOCKHOLDERS" means CCC and CCR and the transferees of such Stockholders (other than a Tichenor Stockholder) authorized under this Agreement, excluding, however, a transferee in an Exempt Transfer or a Third-Party Sale.

          "COMMON STOCK" means, collectively, the Class A Common Stock, the Class B Common Stock and any securities that the Class A Common Stock or the Class B Common Stock may be converted into or exchanged for, including pursuant to any Permitted Transfer in connection with a merger, consolidation, share exchange or other similar transaction.

          "COMMON STOCK EQUIVALENTS" means (without duplication with any other Class A Common Stock, Class B Common Stock or Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Class A Common Stock or securities convertible or exchangeable into Class A Common Stock, whether at the time of issuance or upon the passage of tine or the occurrence of some future event.

          "CONVERSION DATE" means the date on which the Clear Channel Stockholders collectively beneficially own a greater number of shares of Class A Common Stock than the number of shares of Class A Common Stock collectively beneficially owned by the Tichenor Stockholders.

          "COVERED SHARES" means shares of Class A Common Stock and Class B Common Stock held by Stockholders that are subject to the provisions of
     Article II as provided in Section 4.4.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and any successor statute.

          "EXEMPT TRANSFER" means (a) one or more Transfers by a Stockholder, whether or not related, within a 12-month period which in the aggregate do not exceed five percent of the number of shares of Common Stock owned by such Stockholder on the date hereof (as set forth on the signature pages hereto, and as adjusted for any splits, stock dividends payable in Common Stock or securities exercisable or exchangeable for Common Stock, or reverse stock splits), (b) sales of Common Stock by a Stockholder in an offering registered under the Securities Act pursuant to such Stockholder's rights under the Tichenor Registration Rights Agreement or the Clear Channel Registration Rights Agreement, (c) a Transfer to the equity interest owners of a Clear Channel Stockholder in a pro rata distribution or upon a partial or complete liquidation or dissolution of such Clear Channel Stockholder (other than from a wholly-owned subsidiary to its sole stockholder), (d) a Transfer by a Stockholder pursuant to the exercise of such Stockholder's rights to Transfer in a Participation Offer (as defined herein) pursuant to Section 2.4 or (e) a Transfer in response to a tender or exchange offer for all of the outstanding Common Stock of the Company.

          "FULLY-DILUTED COMMON STOCK" means, at any time, the then outstanding Common Stock of the Company plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then outstanding Common Stock Equivalents. For purposes of this definition, each share of Class B Common Stock shall be deemed exchanged for one share of Class A Common Stock notwithstanding any restriction or prohibition relating to such exchange.

          "IMMEDIATE FAMILY" means the spouse of an individual and the grandparents, parents, siblings and children (and children and spouses of any of the foregoing) of the individual or his or her spouse. An adopted child will be treated as the child of his or her adoptive parent or parents if (but only if) he or she was adopted before he or she reached 21 years of age.

          "MARKET PRICE" means the average closing sale price of the Class A Common Stock for the five trading days prior to the date in question on the principal securities exchange on which the Class A Common Stock is then traded.

          "PERSON" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

          "PERMITTED TRANSFER" means any Transfer (a) with respect to a Stockholder who is an individual, to a member of the Immediate Family of the Stockholder or a trust whose sole beneficiaries are the Stockholder and/or members of the Immediate
     Family of the Stockholder, (b) with respect to a Stockholder that is a corporation, partnership or other entity (other than a trust), to an equity owner of the corporation, partnership or other legal entity,
     (c) with respect to a Stockholder that is a trust, to any beneficiary of the trust or any member of the Immediate Family of a beneficiary of the trust, (d) to any wholly-owned Affiliate of a Stockholder, (e) pursuant to a pledge to secure indebtedness provided that the pledgee agrees in writing that the shares of Common Stock subject to such Transfer shall be subject to the terms hereof, (f) to any charitable trust, foundation or other organization or entity, (g) to a Stockholder pursuant to the provisions of Section 2.3 and (h) pursuant to a merger, consolidation, share exchange or other similar transaction in which the holders of a majority of the outstanding shares of Common Stock continue to own a majority of the common equity interests of the surviving entity.

          "REGULATION D" means Regulation D as promulgated under the Securities Act, as amended from time to time, and any successor provision.

          "SEC" means the Securities and Exchange Commission or any successor governmental agency.

          "SECURITIES ACT" means the Securities Act of 1933 and the rules and regulations thereunder, as amended from time to time, and any successor statute.

          "THIRD-PARTY SALE" means any Transfer other than an Exempt Transfer or a Permitted Transfer.

          "TICHENOR REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement of even date herewith by and among the Company and the Tichenor Stockholders, as amended from time to time.

          "TICHENOR STOCKHOLDERS" means the Stockholders, other than the Clear Channel Stockholders, listed on the signature pages of this Agreement and the transferees of such Stockholders (other than a Clear Channel Stockholder) authorized under this Agreement, excluding, however, a transferee in an Exempt Transfer or a Third-Party Sale.

          "TRANSFER" means any direct or indirect sale, transfer, pledge or other disposition of Covered Shares.

     1.2  REPRESENTATIONS AND WARRANTIES.

          (a) Each of the Stockholders (as to itself only) represents and warrants to the Company and the other Stockholders that;

               (i) it has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action;

               (ii) this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes the binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms; and

               (iii) the execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (A) violate any provision of law, statute, rule or regulation to which it is subject, (B) violate any order, judgment or decree applicable to it, or (C) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation or by-laws, certificate of limited partnership or partnership agreement, as applicable, or any agreement or other instrument to which such Stockholder is a party or by which such Stockholder is bound.

          (b) The Company hereby represents and warrants to each Stockholder that:

               (i) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, it has full corporate power and authority under its certificate of incorporation to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by any necessary action;

               (ii) this Agreement has been duly and validly executed and delivered by the Company and constitutes the binding obligation thereof enforceable against the Company in accordance with its terms; and

               (iii) the execution, delivery and performance by the Company of this Agreement will not, with or without the giving of notice or the lapse of time, or both, (A) violate any provision of law, statute, rule or regulation to which the Company is subject, (B) violate any order, judgment or decree applicable to the Company, or (C) conflict with, or result in a breach or default under, any term or condition of its Certificate of Incorporation or by-laws or any agreement or other instrument to which the Company is a party or by which it is bound other than such violations, conflicts, breaches and defaults which individually or in the aggregate would not (x) affect the Company's ability to perform its obligations hereunder or (y) have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                                   ARTICLE II

                             TRANSFERS OF SECURITIES

     2.1 GENERAL. Any Third-Party Sale shall be subject to compliance with provisions of this Article II. For purposes of this Agreement, as to any Stockholder which is a legal entity and does not have assets valued, on a cost basis, equal to or in excess of the greater of (a) $5 million or (b) the value of Common Stock held thereby (valued at the Market Price), in each case other than Common Stock, any Transfer of any equity interest in such Stockholder which, in one or a series of Transfers, involves in the aggregate more than a 50% equity interest in such Stockholder will be a Transfer unless such Transfer is solely to other existing equity holders of such entity. Any Permitted Transfer will require the execution and delivery of an instrument in form and substance satisfactory to the Board pursuant to which the Transferee agrees to be bound by this Agreement.

     2.2  TRANSFER RESTRICTIONS.  Each Tichenor Stockholder, other than McHenry
T. Tichenor, Jr., agrees with the Company not to Transfer (other than pursuant to Permitted Transfers or pursuant to the exercise of rights granted under the Tichenor Registration Rights Agreement) any Covered Shares for a period of 180 days after the date hereof. McHenry T. Tichenor, Jr. agrees with the Company not to Transfer any Covered Shares (other than (a) pursuant to Permitted Transfers, (b) with respect to Covered Shares having a Market Price not to exceed $3 million, pursuant to the exercise of rights granted under the Tichenor Registration Rights Agreement, (c) pursuant to the exercise of his rights to Transfer in a Participation Offer under Section 2.4, or (d) pursuant to a Transfer in response to a tender or exchange offer for all of the outstanding Common Stock of the Company) until the second anniversary of the date hereof. Prime II Management, L.P., PrimeComm, L.P. and Alta Subordinated Debt Partners III, L.P. each agrees with the Company not to Transfer any Covered Shares (other than (a) pursuant to transactions that would be Permitted Transfers if such parties were Stockholders, (b) pursuant to the exercise of rights granted under the Tichenor Registration Rights Agreement, or (c) pursuant to a Transfer in response to a tender or exchange offer for all of the outstanding Common Stock of the Company, and with respect to Prime II Management, L.P. and PrimeComm, L.P., other than pursuant to Transfers of up to 65,000 shares of Common Stock in the aggregate) until the earlier to occur of June 30, 1997 or the 180th day after the date hereof. Each Clear Channel Stockholder agrees with the Company not to Transfer any Covered Shares (other than (a) pursuant to Permitted Transfers, (b) pursuant to the exercise of rights granted under the Clear Channel Registration Rights Agreement, (c) pursuant to a Transfer to the equity interest owners of a Clear Channel Stockholder whether in a pro rata distribution or upon a partial or complete liquidation or dissolution of such Clear Channel Stockholder or otherwise or (d) pursuant to a Transfer in response to a tender or exchange offer for all of the outstanding Common Stock of the Company for a period of 180 days after the date hereof.

     2.3 RIGHT OF FIRST OFFER. (a) Prior to consummating any Third-Party Sale, the Stockholder proposing to effect the Third-Party Sale (the "OFFERING STOCKHOLDER") will deliver to each of the other Stockholders a written notice (an "OFFER NOTICE") specifying (i) the aggregate amount of cash consideration (the "OFFER PRICE") for which the Offering Stockholder proposes in good faith to sell the Shares to be offered in such Third-Party Sale (the "OFFERED SHARES"),
(ii) the identity of the purchaser in such Third-Party Sale (if then known), and
(iii) all other material terms of the proposed Third-Party Sale. For purposes of this Section 2.3, the Tichenor Stockholders only (collectively and as they may allocate among themselves as set forth below) will be the "NON-OFFERING STOCKHOLDER" with respect to a proposed Third-Party Sale by any Clear Channel Stockholder, and the Clear Channel Stockholders only (collectively and as they may allocate among themselves as set forth below) will be the Non-Offering Stockholder with respect to a proposed Third-Party Sale by any Tichenor Stockholder.

          (b) RIGHTS TO PURCHASE OFFERED SHARES. If the Non-Offering Stockholder delivers to the Offering Stockholder a written notice (an "ACCEPTANCE NOTICE") within 30 days following delivery of the Offer Notice (PROVIDED that if such offer relates to a proposed Transfer of Common Stock representing more than 10% of the Common Stock owned by such Offering Stockholder on the date hereof and more than two percent of the then outstanding Common Stock such Non-Offering Stockholder shall have 60 days in which to deliver such Acceptance Notice (either such period being referred to herein as the "ROFO ACCEPTANCE PERIOD")), stating that such Non-Offering Stockholder is willing to purchase all of the Offered Shares for the Offer Price and on the other terms set forth in the Offer Notice, the Offering Stockholder will sell all (but not less than all) of the Offered Shares to such Non-Offering Stockholder, and such Non-Offering Stockholder will purchase such Offered Shares from the Offering Stockholder, on the proposed terms and subject to the conditions set forth below. In such case, the Tichenor Stockholders only, with the Offered Shares allocated (unless otherwise agreed by the Tichenor Stockholders requesting to purchase Offered Shares) based on the number of Offered Shares requested to be purchased by each of the Tichenor Stockholders, will be the "PURCHASING STOCKHOLDER" with respect to a proposed Third-Party Sale by any Clear Channel Stockholder, and the Clear Channel Stockholders only, with the Offered Shares allocated (unless otherwise agreed by the Clear Channel Stockholders requesting to purchase Offered Shares) based on the number of Shares owned by each of the Clear Channel Stockholders who request to purchase Offered Shares (but in no event so as to require any Stockholder to purchase in excess of the number of Offered Shares requested by such Stockholder), will be the Purchasing Stockholder with respect to a proposed Third-Party Sale by any Tichenor Stockholder.

          (c) THE ROFO CLOSING. The consummation of any purchase of the Offered Shares by the Purchasing Stockholder pursuant to this Section 2.3 (the "ROFO CLOSING") will occur no more than five Business Days following the delivery of the Acceptance Notice (such five Business Day period being referred to herein as the "ROFO CLOSING PERIOD") at such time and place as may be agreed upon by the Offering Stockholder and the Purchasing Stockholder or, if such parties fail to agree to such time and place, at the principal executive offices of the Company at 10:00 a.m. (Central Time) on the fifth Business Day following the expiration of the ROFO Acceptance Period. At the ROFO Closing, (i) the Purchasing Stockholder will deliver to the Offering Stockholder by certified or official bank check or wire transfer to an account designated by the Offering Stockholder an amount in immediately available funds equal to the Offer Price,
(ii) the Offering Stockholder will deliver one or more certificates evidencing the Offered Shares, together with such other duly executed instruments or documents (executed by the Offering

Stockholder) as may be reasonably requested by the Purchasing Stockholder to acquire the Offered Shares free and clear of any and all claims, liens, pledges, charges, encumbrances, security interests, options, trusts, commitments and other restrictions of any kind whatsoever (collectively, "ENCUMBRANCES"), except for Encumbrances created by this Agreement, federal or state securities law or the Purchasing Stockholder or as specified in the Offer Notice, and (iii) the Offering Stockholder will be deemed to represent and warrant to the Purchasing Stockholder that, upon the ROFO Closing, the Offering Stockholder will convey and the Purchasing Stockholder will acquire the entire record and beneficial ownership of, and good and valid title to, the Offered Shares, free and clear of any and all Encumbrances, except for Encumbrances created by this Agreement, federal and state securities laws or the Purchasing Stockholder or as described in the Offer Notice.

          (d) RIGHT TO CONSUMMATE THIRD-PARTY SALE. Subject to the provisions of Section 2.4 below, if no Acceptance Notice relating to the proposed Third-Party Sale is delivered to the Offering Stockholder prior to the expiration of the ROFO Acceptance Period, or an Acceptance Notice is so delivered to the Offering Stockholder but the ROFO Closing fails to occur prior to the expiration of the ROFO Closing Period (unless the Purchasing Stockholder was ready, willing and able prior to the expiration of the ROFO Closing Period to consummate the transactions to be consummated by the Purchasing Stockholder at the ROFO Closing), the Offering Stockholder may (without affecting its rights, if any, arising out of such failure) consummate the Third-Party Sale, but only
(i) during the 180 calendar day period immediately following the expiration of the ROFO Acceptance Period (in the event that no Acceptance Notice was timely delivered to the Offering Stockholder) or the 180 calendar day period immediately following the expiration of the ROFO Closing Period (in the event that an Acceptance Notice was timely delivered to the Offering Stockholder but the ROFO Closing failed timely to occur), (ii) at a price at least equal to 95% of the Offer Price, and (iii) upon other terms not materially less favorable to the Offering Stockholder than those set forth in the Offer Notice.

     2.4  PARTICIPATION OFFER.     Prior to consummating any Third-Party Sale
and after complying with the provisions of Section 2.3 above, the Stockholder proposing to complete such Third-Party Sale (the "TRANSFEROR") shall offer (the "PARTICIPATION OFFER") to include in the proposed Third-Party Sale a number of shares of Stock (regardless of whether such shares are of the same class being sold by the Transferor) designated by any of the other Stockholders, not to exceed, in respect of any such other Stockholder, the number of shares equal to the product of (a) the aggregate number of shares to be sold by the Transferor to the proposed transferee and (b) a fraction with a numerator equal to the number of shares of Fully-Diluted Common Stock held by such other Stockholder and a denominator equal to the number of shares of Fully-Diluted Common Stock held by all Stockholders; PROVIDED that if the consideration to be received by the Transferor includes any securities, only Stockholders who are Accredited Investors shall be entitled to include their shares in such sale (but in such a case, each Stockholder shall be entitled to include in such sale a number of its shares, without duplication, equal to the total number of shares held by its Affiliates which are excluded from such sale by the operation of this proviso). The Transferor shall give written notice to each other non-transferring Stockholder of the Participation Offer (the "TRANSFEROR'S NOTICE") at least 20 days prior to the proposed Third-Party Sale. The Transferor's Notice shall specify (a) the

Offer Price for which the Transferor proposes in good faith to sell the shares to be offered in such Third-Party Sale (the "SALE SHARES"), (b) the identity of the purchaser in such Third-Party Sale (if then known), (c) the place and date on which the Third -Party Sale is to be consummated and (d) all other material terms of the proposed Third-Party Sale. Each Stockholder who wishes to include shares of Common Stock in the proposed Third-Party Sale in accordance with the terms of this Section 2.4 shall so notify the Transferor not more than 10 days after the date of the Transferor's Notice. The Participation Offer shall be conditioned upon the Transferor's sale of Common Stock pursuant to the transactions contemplated in the Transferor's Notice with the transferee named therein. If any other Stockholder or other Stockholders have accepted the Participation Offer, the Transferor shall reduce to the extent necessary the number of shares of Common Stock it otherwise would have sold in the proposed sale so as to permit other Stockholders who have accepted the Participation Offer to sell the number of shares that they are entitled to sell under this Section 2.4, and the Transferor and such other Stockholder or other Stockholders shall sell the number of shares of Common Stock specified in the Participation Offer to the proposed transferee in accordance with the terms of such sale set forth in the Transferor's Notice.

     2.5 CONVERSION OF CLASS B COMMON STOCK. Neither a conversion of shares of Class B Common Stock held by the Clear Channel Stockholders into Class A Common Stock, nor a conversion of Class A Common Stock held by the Clear Channel Stockholders into Class B Common Stock shall be deemed a Transfer if the shares of Class A Common Stock or Class B Common Stock, as the case may be, issuable upon such conversion are held by a Clear Channel Stockholder. After the Conversion Date the obligations of each of the Stockholders to make a Participation Offer pursuant to Section 2.4 shall terminate and be of no further force or effect. In addition, after the Conversion Date the ROFO Acceptance Period with respect to any Third-Party Sales shall be reduced to ten days regardless of the number of shares of Common Stock that are the subject of the Offer Notice.

     2.6 TRANSFERS SUBJECT TO COMPLIANCE WITH SECURITIES ACT. No shares of Common Stock may be transferred by a Stockholder (other than pursuant to an effective registration statement under the Securities Act) unless such Stockholder first delivers to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such transfer in not required to be registered under the Securities Act.

     2.7 TRANSFERS IN VIOLATION VOID. Any purported Transfer by a Stockholder which is not permitted by the provisions of this Article II, or which is in violation of such provisions, shall be void and of no force and effect whatsoever.

                                   ARTICLE III

                                   TERMINATION

     The provisions of this Agreement shall terminate in respect of all Stockholders (a) upon the written consent of (i) Stockholders who then hold Common Stock representing at least seventy-five percent of the Fully-Diluted Common Stock then held by all of the Stockholders (other than CCC or its Affiliates, if CCC or one of its Affiliates then holds 25% or more of the outstanding Common Stock) and (ii) CCC, if CCC or any of its Affiliates then holds 25% or more of the outstanding Common Stock, and (b) immediately prior to the consummation of a merger, consolidation, share exchange or other similar transaction in which the holders of a majority of the outstanding Common Stock of the Company shall cease to hold a majority of the common equity interests in the surviving entity. A Person who ceases to hold any Stock and who ceases to beneficially own any Stock shall cease to be a Stockholder and shall have no further rights under this Agreement.

                                   ARTICLE IV

                                  MISCELLANEOUS

     4.1 AMENDMENT. Any provision of this Agreement may be altered, supplemented, amended or waived by the written consent of each of (a) the Company, (b) the holders of a majority of the Covered Shares then held by the Clear Channel Stockholders and (c) the holders of a majority of the Covered Shares then held by the Tichenor Stockholders, and such alteration, supplement, amendment or waiver shall be binding upon all Stockholders including nonconsenting Stockholders.

     4.2 SPECIFIC PERFORMANCE. The Stockholders and the Company recognize that the obligations imposed an them in this Agreement are special, unique, and of extraordinary character, and that in the event of breach by any party, damages will be an insufficient remedy; consequently, it is agreed that the Stockholders and the Company may have specific performance and injunctive relief (in addition to damages) as a remedy for the enforcement hereof, without proving damages.

     4.3 ASSIGNMENT. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Stockholders and the Company. No such assignment shall relieve the assignor from any liability hereunder. Any purported assignment made in violation of this Section 4.3 shall be void and of no force and effect.

     4.4 SHARES SUBJECT TO THIS AGREEMENT. The provisions of Article II of this Agreement restricting the Transfer of shares of Common Stock will apply to all shares of Common Stock owned by the Stockholders on the date hereof and any shares of Common Stock acquired after the date hereof until they are Transferred in an Exempt Sale or Third-Party Sale to a person other than a Stockholder.

     4.5 LEGENDS. (a) Each certificate for Common Stock shall include a legend in substantially the following form:

     THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, AND OTHER TERMS AND CONDITIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED AS OF FEBRUARY 14, 1997 A

     COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

     (b) A restriction on transfer of shares of Common Stock set forth in such legends (a "RESTRICTION") shall cease and terminate as to any particular shares of Common Stock when, in the opinion of the Company and counsel reasonably satisfactory to the corporation (which opinion shall be delivered to the Company in writing), such Restriction is no longer required under the provisions hereof. Whenever such Restriction shall cease and terminate as to any shares of Common Stock, the holder thereof shall be entitled to receive from the Company, without expense to such holder, new certificates) not bearing a legend stating such Restriction.

     4.6 NOTICES. Any and all notices, designations, consents, offers, acceptances or other communications provided for herein (each "NOTICE") shall be given in writing by overnight courier, telegram, or telecopy which shall be addressed, or sent, to the respective addresses as follows (or such other address as the Company or any Stockholder may specify to the Company and all other Stockholders by Notice):

     The Company:
                         Heftel Broadcasting Corporation
                         100 Crescent Court, Suite 1777
                         Dallas, Texas  75201

     Each Stockholder:

          To such address or telecopy number of such Stockholder as is set forth on the signature pages hereto or as such Stockholder provides by notice to the Company and all other Stockholders or, if such address is not so provided, to such Stockholder's address as is reflected on the stock transfer records of the Company at such time.

All Notices shall be deemed effective upon receipt. No Stockholder shall be entitled to receive a Notice hereunder (or a copy of a Notice delivered to the Company) if, at the time such Notice is to be sent, such Stockholder (including its Affiliates and the employees of such Stockholder and its Affiliates) no longer owns any shares of Common Stock.

     4.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts and each counterpart shall be deemed to be an original and which counterparts together shall constitute one and the same agreement of the parties hereto.

     4.8 SECTION HEADINGS. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

     4.9 CHOICE OF LAW. This Agreement shall be governed by the internal laws of the State of Texas without regard to the principles of conflicts of laws thereof.

     4.10 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto respecting the subject matter hereof and supersedes all prior agreements, discussions and understandings with respect thereto.

     4.11 CUMULATIVE RIGHTS. The rights of the Stockholders and the Company under this Agreement are cumulative and in addition to all similar and other rights of the parties under other agreements.

     4.12 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

     IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized representatives, effective as of the date first written above.


                                         HEFTEL BROADCASTING CORPORATION


                                         By: /s/ L. Lowry Mays
                                            -----------------------------------
                                         L. Lowry Mays
                                         President and Chief Executive Officer







130,414 shares of Class B Common         CLEAR CHANNEL COMMUNICATIONS, INC.
Stock

                                         By: /s/ L. Lowry Mays
                                            -----------------------------------
                                         L. Lowry Mays
                                         President and Chief Executive Officer







6,947,821 shares of Class B Common      CLEAR CHANNEL RADIO, INC.
Stock


                                         By: /s/ L. Lowry Mays
                                            -----------------------------------
                                         L. Lowry Mays
                                         President and Chief Executive Officer





112,324 shares of Class A Common         /s/ McHenry T. Tichenor, Sr.
Stock                                    -----------------------------------
                                         McHenry T. Tichenor, Sr.






959,399 shares of Class A Common         /s/ McHenry T. Tichenor, Jr.
Stock                                    -----------------------------------
                                         McHenry T. Tichenor, Jr.

404,510 shares of Class A Common         /s/ McHenry T. Tichenor, Jr.
Stock                                    -----------------------------------
                                         McHenry T. Tichenor, Jr., as
                                         Custodian for David T. Tichenor




1,090,157 shares of Class A Common       /s/ Warren W.. Tichenor
Stock                                    -----------------------------------
                                         Warren W.. Tichenor





864,636 shares of Class A Common         /s/ William E. Tichenor
Stock                                    -----------------------------------
                                         William E.. Tichenor





914,056 shares of Class A Common         /s/ Jean T. Russell
Stock                                    -----------------------------------
                                         Jean T. Russell



65,118 shares of Class A Common          /s/ Ricardo A. del Castillo
Stock                                    -----------------------------------
                                         Ricardo A. del Castillo




101,109 shares of Class A Common         /s/ Jeffrey Hinson
Stock                                    -----------------------------------
                                         Jeffrey Hinson


242,494 shares of Class A Common         /s/ David Lykes
Stock                                    -----------------------------------
                                         David Lykes

                                            PRIME II MANAGEMENT, L.P.
215,590 shares of Class A Common
Stock                                       By:  Prime II Management, Inc.,
                                            its general partner


                                            By:  /s/ Signature Illegible
                                                 -----------------------------
                                            Its: President
                                                 -----------------------------



                                           PRIME COMM, L.P.

                                           By:  PrimeComm, Inc.,
                                           its general partner
30,798 shares of Class A Common Stock

                                           By:  /s/ Dean M. Greenwood
                                                -----------------------------
                                           Its: Vice President
                                                -----------------------------


                                           ALTA SUBORDINATED DEBT
                                           PARTNERS III, L.P.

                                           By:  Alta Subordinated Debt
                                                Management III, L.P.
180,000 shares of Class A Common Stock

                                           By:  /s/ Brian M. McNeill,
                                                -----------------------------
                                                General Partner
                                                -----------------------------